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                                                                    Exhibit 23.1

                 [LETTERHEAD OF PRICEWATERHOUSECOOPERS L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Salomon Smith Barney Holdings Inc.

We consent to the incorporation by reference in the following Registration Statements on Form S-3 of Salomon Smith Barney Holdings Inc.:

     Nos. 33-40600, 33-41932, 33-48199, 33-49136, 33-57922, 33-51269, 33-54929,
     33-56481, 333-01807, 333-02897, 333-11881, 333-38931, 333-45529 and
     333-71667

of our report dated January 25, 1999 relating to our audit of the consolidated statements of financial condition of Salomon Smith Barney Holdings Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, cash flows, and changes in stockholder's equity for each of the three years in the period ended December 31, 1998, which report is included in the Form 10-K of Salomon Smith Barney Holdings Inc. for the year ended December 31, 1998.


                                        /s/ PricewaterhouseCoopers L.L.P.
                                        ---------------------------------

New York, New York
March 12, 1999